UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2015

Sucampo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33609	30-0520478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 King Farm Boulevard, Suite 550

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(301) 961-3400

(Registrant’s telephone number, including area code)

4520 East-West Highway, 3rd Floor

Bethesda, MD 20814

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 16, 2015 (the “Closing Date”), the Registrant entered into a Credit Agreement (the “Credit Facility”) by and among the Registrant, as borrower, the financial institutions listed therein as Lenders (the “Lenders”), and Jefferies Finance LLC, as administrative agent and collateral agent for the Lenders.

The Credit Facility provides for term loans in the aggregate principal amount of $250 million (the “Term Loans”) and allows for the incurrence of incremental loans in an amount up to $25 million on the terms and subject to the conditions set forth in the Credit Facility. The Term Loans bear interest, at the Registrant’s option, at either the Adjusted Eurodollar Rate (as defined in the Credit Facility) plus 7.25% or the Adjusted Base Rate (as defined in the Credit Facility) plus 6.25%. The Adjusted Eurodollar Rate is subject to a 1.00% floor and the Adjusted Base Rate is subject to a 2.00% floor.

The Registrant must repay the Term Loans in installments of $6.25 million on the last Business Day of each quarter, starting with March 2016 and ending September 2021 and with the balance due in a final installment on October 16, 2021. Additionally, the Credit Facility includes an annual mandatory prepayment of the Term Loans of 75% of Excess Cash Flow (as defined in the Credit Facility) minus certain voluntary prepayments with step downs as the Registrant’s leverage ratio decreases. Additionally, the Credit Facility requires mandatory prepayment of the Term Loans from a portion of net cash proceeds of (a) certain asset dispositions, (b) certain casualties and condemnations events, and (c) certain debt. Voluntary prepayments, repricing transactions and mandatory prepayments due to certain asset dispositions, casualty events and debt issuances are subject to a 2% prepayment premium if made on or prior to the 12 month anniversary of the Closing Date and a 1% prepayment premium if made after the 12-month anniversary and on or prior to the 24 month anniversary of the Closing Date.

The obligations under the Credit Facility and any swap obligations owing to a lender (or an affiliate of a lender) thereunder are guaranteed by the Registrant and Sucampo Pharma Americas, LLC and are required to be guaranteed by each of the Registrant’s subsequently acquired or organized domestic subsidiaries (other than certain excluded subsidiaries) (the Registrant and the guarantors, collectively, the “Loan Parties”). The obligations under the Credit Facility and any such swap obligations are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (i) all tangible and intangible assets of the Loan Parties, except for certain customary excluded assets, and (ii) all of the capital stock owned by the Loan Parties (limited, in the case of the stock of certain non-U.S. subsidiaries of the Loan Parties and certain domestic subsidiaries with no material assets other than the equity interests of one or more foreign subsidiaries, to 65% of the capital stock of such subsidiaries).

The Credit Facility contains customary affirmative covenants for transactions of this type and other affirmative covenants agreed to by the parties, including, among others, the provision of annual and quarterly financial statements and compliance certificates, maintenance of property, insurance, compliance with laws and environmental matters. The Credit Facility contains customary negative covenants, including, among others, restrictions on the incurrence of indebtedness, granting of liens, making investments and acquisitions, paying dividends, repurchases of equity interests in the Registrant, entering into affiliate transactions and asset sales. The Credit Facility contains a financial covenant that requires the Registrant to not exceed a maximum total leverage ratio. The Credit Facility also provides for a number of customary events of default, including, among others: failure to make a payment of principal or any premium when due, or failure to make an interest or other payment within three business days of the due date; bankruptcy or other specified insolvency event, failure to comply covenants; breach of representations or warranties; defaults under certain other obligations of the Registrant or its subsidiaries relating to indebtedness or the occurrence of an early termination event under a swap agreement resulting in liability to the Registrant or any of its subsidiaries above a certain threshold; impairment of any lien on any material portion of the Collateral (as defined in the Credit Facility); failure of any material provision of the Credit Facility or any guaranty to remain in full force and effect; a change of control of the Registrant; and judgment defaults.

The foregoing summary of the Credit Facility and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Facility, a copy of which will be filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 20, 2015, the Registrant completed its acquisition of 10,262,903 shares of R-Tech Ueno, a corporation organized under Japanese law (the “Target”) and 318,400 stock acquisition rights of Target pursuant to a previously announced tender offer in Japan (the “Tender Offer”) pursuant to which the Registrant’s wholly-owned Japanese subsidiary, Sucampo Pharma LLC (the “Purchaser”), offered to purchase all of the outstanding shares of the Target’s common stock (other than the shares acquired pursuant to the Purchase Agreement). In addition, on October 20, 2015, the Registrant acquired 8,571,900 shares of Target pursuant to the terms of the Share Purchase Agreement (“Purchase Agreement”) by and between the Registrant and the founders of the Target, who are also the founders of the Registrant, and a related entity. Following these acquisitions, the Registrant directly and indirectly owns approximately 98% of the outstanding shares of Target and will acquire the remaining shares of Target through a squeeze out process under Japanese law. The terms of the Purchase Agreement and Tender Offer are described in the Registrant’s Current Report on Form 8-K previously filed with the Securities and Exchange Commission on August 26, 2015.

The Registrant and Purchaser paid a total of approximately $267.5 million to acquire the shares of the Target acquired pursuant to the Purchase Agreement and the Tender Offer. This amount was funded through a combination of cash on hand and debt financing obtained by the Registrant as described in Item 1.01 above.

The foregoing summary of the Purchase Agreement and the Tender Offer and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement and the Tender Offer registration statement. A copy of the Purchase Agreement will be filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, and a copy of the English translation of the Tender Offer registration statement can be found at http://www.sucampo.com/wp-content/uploads/2015/09/Project-Koi_Tender-Offer-Registration-Statement-4.pdf.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 14, 2015, the Registrant issued a press release announcing the results of the Tender Offer, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 22, 2015, the Registrant issued a press release announcing the closing of the Credit Facility and the acquisition of the Target, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report on Form 8-K and in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Registrant under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The financial statements required by this Item are not being filed herewith and will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information. The pro forma financial information required by this Item is not being filed herewith and will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 14, 2015, “Sucampo Announces Results of Tender Offer for R-Tech Ueno”
99.2	Press Release, dated October 22, 2015, “Sucampo Closes $250 Million Credit Facility”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

	By:	/s/ Matthias Alder
Date: October 22, 2015		Matthias Alder Executive Vice President, Business Development and Licensing, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 14, 2015, “Sucampo Announces Results of Tender Offer for R-Tech Ueno”
99.2	Press Release, dated October 22, 2015, “Sucampo Closes $250 Million Credit Facility”